UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2023 (October 24, 2023)

Harte Hanks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1 Executive Drive, Suite 303 Chelmsford, Massachusetts 01824 (512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On October 24, 2023, Harte Hanks, Inc. (the “Company”) issued a press release announcing the appointment of Kelly Waller as the Company’s Senior Vice President of Sales and Marketing.

For the past seven years, Ms. Waller has served as Global Vice President, Mid-Market (Marketing Demand Generation, GTM & Sales) for Finastra, a global provider of financial software applications and marketplaces with $1.85 billion in revenue. In this role, she managed the revenue generating function for Mid-Market for Finastra, consisting of over 120 global employees. Previously, she served as Inside Sales Director for Extreme Networks managing inside sales account managers, new logo sales, and services sales team across EMEA and APAC. Previous sales leadership roles include tenures at SunGard, Kantar Media and Durrants.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.     Description

99.1	Press Release of the Company dated October 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Robert T. Wyman
Name:	Robert T. Wyman
Title:	General Counsel

Date: October 25, 2023